Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of June 5th, 2025 (the “Effective Date”), by and between:

TACHYONEXT INC., a Delaware corporation (the “Company”, SR# 20250168874), with its principal place of business at 169 Madison Ave, #15118, New York, NY 10016.

AND

NOCERA, INC., a Nevada corporation (the “Investor”, Nevada Business Identification # NV20021220727), with its principal place of business at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.

RECITALS

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, certain shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE I: SALE AND PURCHASE OF STOCK

1.1. Authorization and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Investor, and the Investor hereby agrees to purchase from the Company, One Thousand Seven Hundred Fifty (1,750) shares of Common Stock (the “Shares”).

1.2. Purchase Price. The purchase price for the Shares shall be $285.71428571 per Share (the “Per Share Purchase Price”), for an aggregate purchase price of $500,000.00 (the “Purchase Price”).

1.3. Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures on or before June 30th, 2025, or at such other time and place as the Company and the Investor may mutually agree in writing (the “Closing Date”).

ARTICLE II: DELIVERIES

2.1. Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor:

(a)	Evidence of the issuance of the Shares to the Investor in book-entry form, or a duly executed share certificate representing the Shares if requested and consistent with company policy on certificated shares.

(b)	A certificate of the Secretary of the Company certifying: (i) the resolutions of the Board of Directors of the Company (the “Board”) approving this Agreement and the transactions contemplated hereby; (ii) the resolutions of the stockholders of the Company approving the Amended and Restated Certificate of Incorporation (if applicable for share increase); (iii) the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware; and (iv) the Bylaws of the Company. (c) A good standing certificate for the Company from the Secretary of State of Delaware.

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2.2. Deliveries by the Investor. At the Closing, the Investor shall deliver or cause to be delivered to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor that, as of the Effective Date and as of the Closing Date, the following statements are true and correct:

3.1. Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now conducted. The Company is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below).

3.2. Capitalization and Voting Rights. (a) The authorized capital stock of the Company, immediately after giving effect to the filing of the Certificate of Amendment referred to in Section 5.1(d) and the Pre-Investment Recapitalization (as defined in the relevant Board resolutions), and immediately prior to the Closing of the transactions contemplated by this Agreement, will consist of Five Thousand (5,000) shares of Common Stock, $0.10 par value per share, of which Three Thousand Two Hundred Fifty (3,250) shares of Common Stock are issued and outstanding, all held by Tachyon Consulting & Management Company Limited. (b) All such 3,250 issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) were offered, sold, and issued in compliance with applicable federal and state securities laws. (c) The Shares (referring to the 1,750 shares being sold to Nocera, Inc.), when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid, and non-assessable, and will be free of any liens or encumbrances, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Upon issuance of the Shares, a total of Five Thousand (5,000) shares of Common Stock will be issued and outstanding. (d) Except as set forth in this Agreement or as disclosed in writing to the Investor, there are no existing options, warrants, calls, rights, commitments, or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase, or redeem, or cause to be issued, delivered, sold, repurchased, or redeemed, any shares of the capital stock of the Company or any securities convertible into or exchangeable for shares of the capital stock of the Company.

3.3. Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale, and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4. No Conflicts; Consents. The execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties or assets are bound or affected, except in the case of clauses (ii) and (iii) for such conflicts, breaches, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Certificate of Amendment with the Secretary of State of Delaware and such filings as may be required under applicable federal and state securities laws.

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3.5. Absence of Certain Changes. Since January 17, 2025, there has not been any Material Adverse Effect on the Company. “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

3.6. Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the Company’s knowledge, threatened against the Company or any of its officers or directors (in their capacities as such) which might result in any Material Adverse Effect, or which questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

3.7. Intellectual Property. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (“Intellectual Property”) necessary to conduct its business as now conducted, except where the failure to own or possess such rights would not have a Material Adverse Effect. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity.

3.8. Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would have a Material Adverse Effect.

3.9. Full Disclosure. To the Company’s knowledge, no representation or warranty by the Company in this Agreement and no certificate, schedule, or other document furnished or to be furnished to the Investor pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company that, as of the Effective Date and as of the Closing Date, the following statements are true and correct:

4.1. Authorization. The Investor has full power and authority (and if an individual, the capacity) to enter into this Agreement and to perform its obligations hereunder. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2. Purchase Entirely for Own Account. The Investor is acquiring the Shares proposed to be purchased hereunder for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

4.3. Investment Experience. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision. The Investor is able to bear the economic risk of an investment in the Shares and is able to sustain a complete loss of such investment.

4.4. Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

4.5. Restricted Securities. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor may not sell, transfer, or otherwise dispose of the Shares except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. The Investor acknowledges that the Company has no obligation to register the Shares for resale.

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4.6. No Public Market. The Investor understands that no public market now exists for any of the securities of the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.7. No General Solicitation. The Investor acknowledges that the Shares were not offered to the Investor by means of any form of general solicitation or general advertising.

ARTICLE V: CONDITIONS TO INVESTOR’S OBLIGATIONS AT CLOSING

The obligations of the Investor to purchase the Shares at the Closing are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Investor:

5.1. Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date with the same effect as though made at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

5.2. Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

5.3. Compliance Certificate. The Investor shall have received a certificate, executed by the Chief Executive Officer or President of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.

5.4. Certificate of Amendment. The Certificate of Amendment to the Company’s Certificate of Incorporation, in the form agreed upon, increasing the authorized number of shares of Common Stock, shall have been filed with the Secretary of State of Delaware and shall be effective.

5.5. Secretary’s Certificate. The Investor shall have received a certificate from the Company’s Secretary, dated as of the Closing Date, certifying (i) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect at the Closing; (ii) that attached thereto are true and complete copies of all resolutions of the Board of Directors and stockholders of the Company approving the transactions contemplated hereby and the Certificate of Amendment; and (iii) the incumbency and signatures of the officers of the Company executing this Agreement and any other documents delivered in connection herewith.

5.6. Good Standing. The Investor shall have received a recent certificate of good standing of the Company issued by the Secretary of State of Delaware.

5.7. No Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the Effective Date.

5.8. Consents and Waivers. The Company shall have obtained any and all consents, permits, approvals, registrations, and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the other transactions contemplated by this Agreement.

5.9. Legal Opinion. The Investor shall have received from counsel to the Company an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor.

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ARTICLE VI: CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company to sell the Shares at the Closing are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Company:

6.1. Representations and Warranties. The representations and warranties of the Investor contained in Article IV shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of the Closing Date.

6.2. Performance. The Investor shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

6.3. Payment of Purchase Price. The Investor shall have delivered the Purchase Price to the Company in accordance with Section 2.2.

6.4. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

ARTICLE VII: COVENANTS

7.1. Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate purposes, including working capital, product development, and market expansion, and not in contravention of any applicable law.

7.2. Information Rights. (a) So long as the Investor holds at least 5% of the outstanding shares of Common Stock of the Company, the Company shall deliver to the Investor: (i) Annual audited financial statements within 120 days after the end of each fiscal year, prepared in accordance with GAAP. (ii) Quarterly unaudited financial statements within 45 days after the end of each of the first three fiscal quarters, prepared in accordance with GAAP (subject to year-end audit adjustments and absence of footnotes). (iii) An annual budget and operating plan within 30 days prior to the beginning of each fiscal year. (b) The Investor shall have the right to inspect the Company’s books and records at reasonable times and upon reasonable notice.

7.3. Confidentiality. Each party agrees to keep confidential and not to disclose or use for any purpose other than monitoring its investment in the Company, any confidential or proprietary information obtained from the other party pursuant to the terms of this Agreement, except where disclosure is legally required.

7.4. Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of any convertible securities (if any) or the exercise of any options or warrants (if any), all shares of Common Stock issuable thereon.

7.5. Further Assurances. From and after the Closing, each party shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7.6. Compliance with Laws. The Company shall comply in all material respects with all applicable laws, rules, regulations, and orders.

ARTICLE VIII: MANAGEMENT AND GOVERNANCE

8.1. Chairman of the Board. The parties acknowledge that Shijie Qu shall continue to serve as the Chairman of the Board.

8.2. Chief Executive Officer. The Company intends to appoint Shijie Qu as its Chief Executive Officer, subject to verification of legal work status and the execution of a mutually agreeable employment agreement.

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8.3. Board Observer Rights. For so long as the Investor holds at least twenty percent (20%) of the outstanding capital stock of the Company, the Investor shall have the right to designate one non-voting observer to attend all meetings of the Board. Such observer shall be entitled to receive notice of and copies of all materials provided to the directors in connection with such meetings, and to attend and participate in discussions at such meetings, but shall not be entitled to vote or be deemed a member of the Board for any purpose.

ARTICLE IX: MISCELLANEOUS

9.1. Governing Law; Jurisdiction. (a) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof. (b) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue, and process. Each party agrees not to commence any legal proceedings relating to or arising out of this Agreement or the matters contemplated herein in any jurisdiction or venue other than the aforementioned courts.

9.2. Notices. All notices, requests, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

If to the Company:

Tachyonext Inc.

169 Madison Ave, #15118

New York, NY 10016

Attention: Shijie Qu, President

Email: shijie.q@tachyonext.com

If to the Investor:

Nocera, Inc.

2030 Powers Ferry Road SE, Suite 212

Atlanta, GA 30339

Attention: Teng Song-Yuan, Director

Email: andrew.teng@nocera.net

9.3. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

9.4. Amendments and Waivers. (a) Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. (b) No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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9.5. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other party, provided, however, that the Investor may assign its rights under this Agreement to an affiliate of the Investor without the consent of the Company, provided that such affiliate agrees in writing to be bound by the terms of this Agreement and the Investor remains liable for its obligations hereunder.

9.6. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.7. Confidentiality. Each party agrees that it will keep confidential and will not disclose or use for any purpose other than monitoring its investment in the Company (in the case of the Investor) or fulfilling its obligations hereunder (in the case of the Company), any non-public, confidential, or proprietary information of the other party obtained from such other party pursuant to this Agreement, including the terms of this Agreement; provided, however, that a party may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment or fulfilling its obligations; (ii) to any prospective purchaser of any Shares from the Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 9.7; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such party in the ordinary course of business, provided that such party informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the party making such disclosure shall, to the extent legally permissible, provide the other party with prompt written notice thereof so that the other party may seek a protective order or other appropriate remedy.

9.8. Expenses. Each party shall pay all of its own costs and expenses (including, without limitation, all legal, accounting, and other professional fees) incurred in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred.

9.9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, articles, exhibits, or schedules shall be deemed to be references to sections, articles, exhibits, or schedules of this Agreement unless otherwise specified.

9.10. Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, agreements ancillary to this Agreement, and related documents to be entered into in connection with this Agreement shall be considered signed when the signature of a party is delivered by facsimile, email (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method and such signature or transmission shall be considered valid, binding and have the same force and effect as an original signature.

9.11. Further Assurances. From and after the Closing, each party shall, upon the reasonable request of the other party, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9.12. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.13. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders.

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ARTICLE X: ADDITIONAL SHAREHOLDER RIGHTS AND COVENANTS

For the purposes of this Article X, “Parent Company” shall refer to Tachyon Consulting & Management Company Limited, and “Major Shareholders” shall refer collectively to the Parent Company and Nocera, Inc. (the Investor).

10.1. Exit Mechanism (Investor Put Option).

(a)	Right to Sell: Commencing upon the first anniversary of the Closing Date and continuing thereafter, the Investor shall have the right (the “Put Option”), but not the obligation, to sell, and to require the Parent Company to purchase (or at the Parent Company’s sole election, to cause the Company to redeem, subject to compliance with all applicable laws and the Company’s then-existing financial capacity and legal obligations regarding share redemptions), any or all of the Shares then held by the Investor.

(b)	Put Price and Cap: The shares subject to the Put Option shall be sold at a price per share equal to the Per Share Purchase Price originally paid by the Investor for such Shares. Notwithstanding the foregoing, the aggregate purchase price payable by the Parent Company (or the Company, as applicable) for all Shares sold by the Investor pursuant to the exercise(s) of the Put Option under this Section 10.1 shall not exceed a cumulative total of Three Hundred Thousand U.S. Dollars ($300,000.00) (the “Put Cap”).

(c)	Exercise Notice: To exercise the Put Option, the Investor shall deliver written notice (the “Put Notice”) to the Parent Company and the Company, specifying the number of Shares it wishes to sell (the “Put Shares”).

(d)	Closing of Put Sale: The closing of the purchase and sale of the Put Shares (the “Put Closing”) shall take place within sixty (60) days following the date of the Put Notice, or such other date as mutually agreed. At the Put Closing, the Investor shall transfer the Put Shares free and clear of all liens, and the Parent Company (or the Company, as applicable) shall pay the aggregate purchase price for the Put Shares (subject to the Put Cap) to the Investor in cash by wire transfer of immediately available funds, or by such other means or assets as mutually agreed in writing between the Investor and the purchasing party. If the value of all Put Shares offered by the Investor (at the original Per Share Purchase Price) exceeds the remaining amount under the Put Cap, the Parent Company (or the Company) shall only be obligated to purchase the maximum number of full shares whose aggregate price does not exceed such remaining Put Cap.

(e)	Multiple Exercises: The Investor may exercise the Put Option multiple times until the Put Cap is reached.

10.2. Right of First Refusal.

(a)	Transfer Notice: If either Major Shareholder (the “Transferring Shareholder”) proposes to transfer any of its Shares in the Company to one or more third parties (a “Proposed Transfer”), the Transferring Shareholder shall first deliver a written notice (the “Transfer Notice”) to the other Major Shareholder (the “Non-Transferring Shareholder”). The Transfer Notice shall specify: (i) the number of Shares proposed to be transferred (the “Offered Shares”); (ii) the name and address of the proposed transferee; (iii) the proposed purchase price per share and other material terms and conditions of the Proposed Transfer. The Transfer Notice shall constitute a binding offer to sell the Offered Shares to the Non-Transferring Shareholder on such terms.

(b)	Exercise of ROFR: The Non-Transferring Shareholder shall have a period of thirty (30) days from the receipt of the Transfer Notice (the “ROFR Exercise Period”) to elect to purchase all (but not less than all, unless otherwise agreed by the Transferring Shareholder) of the Offered Shares at the same price and on the same terms and conditions as set forth in the Transfer Notice. Such election shall be made by delivering written notice to the Transferring Shareholder within the ROFR Exercise Period.

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(c)	Closing of ROFR Purchase: If the Non-Transferring Shareholder exercises its right of first refusal, the closing of the purchase of the Offered Shares shall take place within sixty (60) days after the date of the Transfer Notice, or as otherwise agreed.

(d)	Transfer to Third Party: If the Non-Transferring Shareholder does not elect to purchase all of the Offered Shares within the ROFR Exercise Period, or fails to close such purchase within the agreed timeframe after electing to purchase (other than due to the Transferring Shareholder’s default), the Transferring Shareholder shall be free, for a period of ninety (90) days thereafter, to sell the Offered Shares to the proposed transferee identified in the Transfer Notice at a price and on terms no more favorable to the transferee than those specified in the Transfer Notice. If such sale is not consummated within such 90-day period, the provisions of this Section 10.2 must be complied with anew before any Proposed Transfer.

(e)	Exempt Transfers: The provisions of this Section 10.2 shall not apply to (i) transfers of Shares by any Major Shareholder to its affiliates, provided that such affiliate agrees in writing to be bound by the terms of this Agreement, or (ii) transfers for estate planning purposes or by operation of law, provided the transferee agrees in writing to be bound by the terms of this Agreement.

10.3. Consent Right for New Share Issuances (Anti-Dilution Protection).

(a)	Shareholder Consent Required: Notwithstanding any provision in the Company’s Certificate of Incorporation or Bylaws to the contrary (but subject to applicable Delaware law), any proposal by the Board of Directors of the Company to issue any new shares of capital stock of the Company (including Common Stock or any other class or series of stock), or any securities convertible into or exercisable for shares of capital stock of the Company, beyond the 5,000 shares of Common Stock outstanding immediately after the Closing of the Investor’s purchase hereunder (as adjusted for any stock splits, stock dividends, recapitalizations, or similar events), shall require, in addition to any required Board approval, the prior written consent of all Major Shareholders (currently, Tachyon Consulting & Management Company Limited and Nocera, Inc.).

(b)	Purpose: This provision is intended to protect the Major Shareholders from an involuntary dilution of their respective percentage ownership interests in the Company without their express consent.

(c)	Exempt Issuances: The consent requirement under this Section 10.3(a) shall not apply to: (i) Shares issued pursuant to any stock option plan or equity incentive plan duly approved by the Board of Directors AND by all Major Shareholders. (ii) Shares issued upon the conversion of any convertible securities duly approved for issuance by the Board of Directors AND by all Major Shareholders. (iii) Shares issued in connection with a bona fide acquisition of another company or its assets by the Company, or a strategic partnership, provided such issuance is approved by the Board of Directors AND by Major Shareholders holding at least a 66.67% of the then-outstanding shares held by all Major Shareholders.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the Effective Date.

TACHYONEXT INC.

By: /s/ Shijie Qu

Name: Shijie Qu

Title: President

6/4/2025

Nocera, Inc.

By: /s/ Teng, Song-Yuan

Name: Teng, Song-Yuan

Title: Director

6/4/2025

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